Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 22, 2022, in post-effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-260828) and related Prospectus of Science 37 Holdings, Inc. for the registration of 103,576,231 shares of its common stock.

/s/ Ernst and Young LLP

Los Angeles, California

April 8, 2022